                                                                    EXHIBIT 10.7

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This agreement is made by and between Paper Warehouse, Inc. ("Company"), and Brent D. Schlosser ("Schlosser").

                                    RECITALS

         1.       Schlosser is an officer, director, and employee of Company.

         2. Schlosser desires to resign as an officer, director, and employee of Company effective December 6, 1999, subject to the terms and conditions of this agreement.

         3. Company desires to accept Schlosser's resignation as an officer, director, and employee of Company effective December 6, 1999, subject to the terms and conditions of this agreement.

         NOW THEREFORE, based on the foregoing premises, and the terms and conditions set forth below, Schlosser and Company hereby agree as follows:

1. RESIGNATION AND TERMINATION OF CERTAIN BENEFITS. Schlosser hereby resigns as an officer, director, and employee of Company, effective December 6, 1999 ("Effective Date"). On or about that date, Company will pay Schlosser his final salary payment for services rendered through the Effective Date. As of the Effective Date, and except as provided in this agreement, Schlosser will no longer participate in any fringe benefit plans or programs that Company offers to its employees. Company has no obligation to Schlosser for payment of any earned but unused vacation time.

2. COMPENSATION. Upon expiration of the periods of time set forth in paragraph 10 below for revoking and rescinding his waivers of certain rights and claims, and provided he has not done so, as a benefit of this agreement, Company will pay Schlosser compensation equal to four (4) months of Schlosser's final annualized salary (the "Salary Continuation"). Payments will be made in equal installments on Company's regular paydays. Payments will begin on December 24, 1999 for the period December 4-17, 1999, and in year 2000 on January 7, 21, February 4, 18, March 3, 17, 31, and April 14 (for the period March 25-April 5,
2000). Payments will be subject to applicable income tax and other legally required withholdings.

3. HEALTH, LIFE, AND DENTAL INSURANCE. Upon the Effective Date, when Schlosser ceases to be an employee of Company, he is entitled to continue his health, life, and dental insurance coverages at his expense as required by law. If he then elects to continue such coverages, as an additional benefit of this agreement, Company will pay its share of the cost of these coverages through the period of the Salary Continuation, or until Schlosser obtains comparable replacement coverages, whichever is sooner. Schlosser will make his contributions to the cost of these coverages by payroll deductions from the periodic payments he will receive under paragraph 2 of this agreement and hereby voluntarily authorizes those deductions.

4. CAR ALLOWANCE. As an additional benefit of this agreement, Company will continue to pay Schlosser his car allowance of $150.00 per month for four months in one lump sum of $600.00 on December 31, 1999.

5. INDEMNIFICATION. As an additional benefit of this agreement, Company hereby indemnifies and defends Schlosser against any claims made against him in his capacity as an officer, director, or employee of Company, to the extent permitted by Company's by-laws and as required by Minnesota law. In addition, and if allowed by the insurer, the Company will include Schlosser as an insured under a directors' and officers' liability policy through December 31, 2002 with terms and conditions of coverage comparable to the coverage afforded to the Company's directors and officers.

6. NONCOMPETITION COVENANT. In consideration of the compensation and other benefits that Schlosser will receive in this agreement, Schlosser will execute the attached noncompetition agreement, which is incorporated herein.

7. TRANSITION. Through January 15, 2000, or earlier at the election of Company, Schlosser will assist Company in the transition of company business in which he was involved to others in the organization. During such transition period, Schlosser will have his office and support staff. Schlosser will be unavailable to assist in the transition for up to five (5) business days on or around the Christmas/New Year holidays.

8.       MUTUAL GENERAL RELEASE.

         RELEASE BY SCHLOSSER. EXCEPT AS PROVIDED BELOW, in exchange for receiving the pay and other benefits in this agreement, Schlosser hereby gives up all of his claims against Company, except for claims arising under this agreement or after the Effective Date. Schlosser fully and finally releases, gives up, and otherwise relinquishes all of his rights and claims against Company, including, for example, (1) rights and claims of age discrimination under the federal Age Discrimination in Employment Act ("ADEA"); (2) rights and claims of discrimination under the Minnesota Human Rights Act ("MHRA"); (3) all claims Schlosser has now, whether or not he now knows about the claims; (4) all claims for attorneys fees; and (5) all claims arising out of his employment or separation from employment with Company, including, but not limited to, claims for alleged breach of contract, wrongful termination, defamation, invasion of privacy, and infliction of emotional distress.

         Schlosser will not bring any lawsuits or make any other demands against Company, consistent with the foregoing release. The money and benefits Schlosser will receive as set forth in this agreement are full and fair payment for the release of all of Schlosser's rights and claims. Company does not owe Schlosser anything in addition to what he will receive in this agreement. The consideration extended by Company in this agreement in return for Schlosser's release of rights and claims is more than anything of value to which Schlosser is already entitled.

         RELEASE BY COMPANY. EXCEPT AS PROVIDED BELOW, in exchange for receiving the benefits in this agreement, Company hereby gives up all of its claims against Schlosser, except for claims arising under this agreement or after the Effective Date. Company fully and finally releases, gives up, and otherwise relinquishes all of its rights and claims against Schlosser. Company will not bring any lawsuits or make any other demands against Schlosser consistent with the foregoing release. The benefits Company will receive as set forth in this agreement are full and fair payment for the release of all of Company's rights and claims. Schlosser does not owe Company anything in addition to what it will receive in this agreement. The consideration extended by Schlosser in this agreement in return for Company's release of rights and claims is more than anything of value to which Company is already entitled.

         EXCEPTIONS TO RELEASES. The foregoing releases do not apply to the tax sharing agreement between Schlosser and Company, the terms and conditions of which survive this agreement and Schlosser's resignation as an officer, director, and employee of Company.

         As used in this paragraph, "Schlosser" means Brent D. Schlosser, and all and each of his heirs, representatives, administrators, executors, and anybody else who has or obtains legal rights or claims against Company through Schlosser.

         Also as used in this paragraph, "Company" means Paper Warehouse, Inc., and all and each of its past and present parent, subsidiary, and affiliated entities; and all and each of the past and present officers, directors, agents, employees, insurers, indemnitors, successors and assigns of all and each of the foregoing entities.

9. NON-ADMISSION. Company does not admit that it is responsible or legally obligated to Schlosser, and in fact, Company denies that is responsible or legally obligated to him even though it has paid him to release his claims.

10.      IMPORTANT RIGHTS OF SCHLOSSER; PLEASE READ CAREFULLY

         a) Company hereby advises Schlosser to consult an attorney prior to signing this agreement.

         b) Schlosser further understands that he has twenty-one (21) days to consider his waiver of age discrimination rights and claims of age discrimination under the ADEA, beginning the date on which he received this agreement.

         c) Schlosser further understands that, if he signs this agreement, he will then be entitled to revoke his release of any rights and claims of age discrimination under the ADEA within seven (7) days of executing it, and the release of Schlosser's ADEA rights and claims will not become effective or enforceable until the seven-day period expires.

         d) Schlosser further understands that he has the right to rescind his release of discrimination rights and claims under the MHRA within fifteen
(15) days of the date upon which he signs this agreement. To be effective, he must rescind his release in writing and deliver it to Company, by hand or mail, within fifteen (15) days of the date upon which he signs this agreement. If he delivers the rescission by mail, it must be:

               1) Postmarked within fifteen (15) calendar days of the date upon which he signs this agreement;

               2) Addressed to Paper Warehouse, Inc., c/o Yale T. Dolginow, 7630 Excelsior Blvd., St. Louis Park, MN 55426; and

               3)   Sent by certified mail, return receipt requested.

         If Schlosser exercises his rights to rescind and/or revoke his waivers as provided above, this agreement will be null and void and of no further force or effect.

11. COMPLETE AGREEMENT. Schlosser and Company each has read this agreement. Each understands all of its terms. Each has had the opportunity to discuss this agreement with his/its own attorney prior to signing it. In agreeing to sign this agreement, Schlosser and Company have not relied on any statements or explanations made by the other or their respective agents, or attorneys, except as provided in this agreement.

12. GOVERNING LAW. This agreement will be interpreted and enforced according to the laws of the State of Minnesota, notwithstanding any conflict of law principles.

13. NON-ADMISSION. In entering into and performing their obligations under this agreement, neither party admits responsibility for any alleged actionable conduct, and in fact, denies engaging in any alleged actionable conduct.

         Dated: 12/2/99                              /s/ Brent D. Schlosser
               ---------------                       ----------------------
                                                         Brent D. Schlosser


         Dated: 12/2/99                              Paper Warehouse, Inc.
               ---------------
                                                         By: /s/ Yale T. Dolginow
                                                            --------------------
                                                         Its: President and Chief Executive Officer
                                                             -------------------------------------

                            NONCOMPETITION AGREEMENT

         This agreement is made this 2nd day of December, 1999, by and between Brent D. Schlosser ("Employee") and Paper Warehouse, Inc. ("Employer").

                                    RECITALS

         1. Employer is engaged in the retail sale of party goods, including, without limitation, sale by Internet ("Business"), and the success of its business depends to a significant extent upon maintaining the secrecy of its proprietary information and trade secrets (all and each of which is set forth in the third recital below and referred to herein as "Confidential Information").

         2. Employee is resigning from employment with Employer in return for substantial compensation and benefits to which he is otherwise not entitled as more fully set forth in that certain Separation Agreement and General Release ("Separation Agreement") between them.

         3. Employee, as a long-term officer, director, and employee of Employer, had access to certain of the Employer's Confidential Information that Employer has developed at great expense, time, and effort, disclosure of which to a competitor would cause irreparable harm to Employer. Such Confidential Information include specifically Employer's strategic plans, business methods, purchasing, non-public financial information, marketing information and strategies, merchandising information and strategies, franchise information and strategies, proprietary information pertaining to Company's vendors and franchisees, and any other information that Company has treated or designated as secret or confidential.

         4. A reasonable time necessary to protect Employer's Confidential Information from disclosure to a competitor in the Business is the period of time before which such Confidential Information generally becomes available to the public through no fault of Employee, or such Confidential Information no longer provides unique benefit to Employer, or three years, whichever is shortest.

         5. Employer will not pay to Employee the compensation and other benefits it has offered in the Separation Agreement between them unless Employee signs this agreement.

         6. Employee desires to receive the substantial compensation and other benefits in the Separation Agreement, and has agreed as a condition of receiving the referenced compensation and benefits to sign this agreement in order that Employer may have reasonable protections against the disclosure of its Confidential Information.

         7. In consideration of the reasonable, post-employment, competitive restrictions set forth in this agreement, Employer will pay to Employee the substantial compensation and other benefits in the Separation Agreement.

         8. A material condition of the Separation Agreement is Employee's acceptance of the reasonable restrictions herein in order to protect Employer's legitimate interests in safeguarding its Confidential Information.

         NOW, THEREFORE, based on the above premises and the terms and conditions below, Employer and Employee hereby agree as follows:

         1. TRADE SECRETS. Employee shall not directly or indirectly disclose or use at any time any Confidential Information of Employer, unless Employee has first obtained the written consent of Employer. Upon termination of employment, Employee shall immediately surrender all such secrets and information in Employee's possession, including all copies of same. The duration of these restrictions is the shorter of the following:

                  (a) The period of time before which the Confidential Information generally becomes available to the public through no fault of Employee;

                  (b) When the Confidential Information no longer provides unique benefit to Employer; or

                  (c) Three (3) years after Employee's employment terminates.

         2. NONCOMPETITION. In consideration of the payment and other benefits of the Separation Agreement, Employee will not, directly or indirectly, anywhere within the geographic area in which Employer is conducting its businesses:

                  (a) have any ownership interest in, financial participation in, or affiliation with any person or entity engaged in the Business and who is a competitor of Employer, including any affiliation as an employee, independent contractor, consultant, or other capacity; or

                  (b) solicit any employee of Employer for employment with any other entity or person, or encourage or induce such employee to terminate employment with Employer.

         The foregoing restrictions shall be effective and enforceable for a period of twelve (12) months after the Effective Date of Employee's termination from employment with Employer.

         The foregoing restrictions do not apply to any services that Employee desires to render to his brother's franchised store in Lawrence, Kansas.

         3. REMEDIES. Irreparable harm will result to Employer, its business and property, in the event Employee breaches this agreement, and such a breach exhibits a probability of continuing future breaches and harm; and any remedy at law would be inadequate. Therefore, in the event this agreement is breached by Employee, Employer shall be entitled to injunctive relief and orders to restrain the violation hereof by Employee and all persons or entities acting for or with Employee. This provision shall not be construed to preclude an action for damages at law for reimbursement of any money paid to Employee, voiding the Separation Agreement, or such other relief as a court deems just and equitable.

         In the event Employer resorts to litigation to enforce this agreement, Employee shall also pay the reasonable attorneys' fees and costs incurred by Employer in successfully pursuing any of its rights and remedies with respect to such breach.

         In the event of a breach by Employee, the twelve (12) month period stated herein shall be automatically extended and remain in full force during the period of time such breach continues.

         4. SEVERABILITY. Each of the provisions contained herein is severable and, if any provision hereof shall to any extent be invalid or unenforceable, the remainder of this agreement, including such provision in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby and shall be valid or enforceable to the fullest extent permitted by law; provided, however, that if any provision hereof is held to be invalid or unenforceable because of its duration or the geographic scope covered, Employee and Employer agree to be bound by any reasonable period of time or reasonable geographic scope, or both, as the case may be, as determined by a court of competent jurisdiction.

         5. WAIVER. Any waiver by Employer of one or more breaches of this agreement by Employee shall not prevent subsequent enforcement of the agreement by Employer or be deemed a waiver of any subsequent breach of this agreement.

         6. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties as to the matters covered herein and may not be modified orally, but only by an agreement in writing signed by both parties. This agreement supercedes and replaces all other agreements (written and oral) between Employer and Employee concerning the subject matter hereof, and all such other agreements are hereby terminated and shall be of no further force or effect.

         7. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon Employer and Employee and shall inure to the benefit of Employee, the legal representatives of Employee and the successors and assigns of Employer, but shall not be assignable by Employee.

         8. GOVERNING LAW. This agreement will be governed and interpreted under the laws of the State of Minnesota.

         9. VOLUNTARY AGREEMENT. Employee enters into this agreement voluntarily only after having had the opportunity to consult with a chosen advisor.

         IN WITNESS WHEREOF, Employer and Employee have duly executed this agreement as of the day and year first above written.


Dated:  12/2/99                                           /s/ Brent D. Schlosser
        --------------------------                        ----------------------
                                                              Brent D. Schlosser


Dated:  12/2/99                                         PAPER WAREHOUSE, INC.
        --------------------------

                                                   By       /s/ Yale T. Dolginow
                                                     ---------------------------
                                                      Its     President and CEO
                                                         -----------------------


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